EXHIBIT 15

LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

We are aware of the incorporation by reference in the Registration Statements (Forms S-8) and related Prospectuses pertaining to the 1996 Stock Option Plan for Officers and Key Employees, the 1996 Non-Officer Directors Stock Option Plan of PacifiCare Health Systems, Inc., the 1997 Premium Priced Stock Option Plan, the Amendment and Restatement of the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan, the 2000 Employee Plan and the 2001 Employee Stock Purchase Plan, the Registration Statement (Amendment No. 1 to Form S-3 number 333-74812) of PacifiCare Health Systems, Inc. and in the related Prospectus, and in the Registration Statement (Form S-4 number 333-91074) and in the related Prospectus, and in the Registration Statement (Form S-4 number 333-102909) and in the related Prospectus of our report dated July 23, 2003 relating to the unaudited condensed consolidated interim financial statements of PacifiCare Health Systems, Inc. that are included in its Form 10-Q for the quarters ended June 30, 2003 and 2002.

/s/ Ernst & Young LLP

Irvine, California
August 8, 2003